UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      May 21, 2014

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                      Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information provided in item 2.03 is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Between May 21, 2014 and May 29, 2014, Hickok Incorporated (the "Company") entered into a series of unsecured Credit Promissory Notes (the "Notes") with Robert L. Bauman (the "Lender") in the aggregate principal amount of $233,400.  The Notes shall become due and payable in full at the discretion of Lender.  The interest rate applicable to the principal amount of each of the Notes is 4% per annum, computed on a monthly basis, until such principal amount is paid in full.  Lender is a director of the Company, as well as its President and Chief Executive Officer.

Copies of the Notes are included as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to such Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.5	Credit Promissory Note between the Company and Robert L. Bauman, dated May 21, 2014.

10.6	Credit Promissory Note between the Company and Robert L. Bauman, dated May 29, 2014.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    May 30, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.5	Credit Promissory Note between the Company and Robert L. Bauman, dated May 21, 2014.

10.6	Credit Promissory Note between the Company and Robert L. Bauman, dated May 29, 2014.